UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2024

AVALO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37590	45-0705648
(Commission File Number)	(IRS Employer Identification No.)
540 Gaither Road, Suite 400, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	AVTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On August 13, 2024, at the annual meeting of stockholders (the “Annual Meeting”) of Avalo Therapeutics, Inc. (the “Company”), the stockholders approved the Avalo Therapeutics, Inc. Fourth Amended and Restated 2016 Equity Incentive Plan (the “Plan”), which (i) increases the total number of shares of common stock reserved for issuance under the Plan to 3,548,882 shares; (ii) extends the automatic increase in the shares reserved under the Plan through January 1, 2034; and (iii) provides that the automatic increase in shares reserved under the Plan will be based on 5% of the Company’s outstanding shares of common stock and Series C Preferred Stock plus all outstanding prefunded warrants to acquire shares of common stock as of December 31 of the preceding calendar year.

The stockholders also approved the Amended and Restated Employee Stock Purchase Plan (the “ESPP”), which (i) increases the total number of shares of common stock reserved for issuance under the Plan to 234,878 shares; (ii) extends the automatic annual increase in the shares reserved under the ESPP through January 1, 2034; and (iii) provides that the automatic increase in the shares reserved under the ESPP will be based on 1% of the Company’s outstanding shares of common stock and Series C Preferred Stock plus all outstanding prefunded warrants to acquire shares of common stock as of December 31 of the preceding calendar year.

The Company’s Board of Directors (the “Board”) approved the Plan and the ESPP on June 6, 2024, subject to stockholder approval.

You can find a summary of the principal features of the Plan and the ESPP in the definitive proxy statement for the Company’s 2024 Annual Meeting, filed with the SEC on June 27, 2024 (the “2024 Proxy”), under the headings “Proposal Three - Approval of the Equity Incentive Plan Proposal” and “Proposal Four – Approval of the Employee Stock Purchase Plan Proposal.” The above summary of the Plan and ESPP is qualified in its entirety by the full text of the Plan and ESPP, filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its 2024 Annual Meeting on August 13, 2024. In connection with the 2024 Annual Meeting, there were 1,034,130 shares outstanding as of the record date, which was June 17, 2024, of which 597,029 shares, or approximately 58%, were present or represented by proxy. At the Annual Meeting, stockholders voted on the following items:

1.Proposal 1: To elect seven nominees to the Board to hold office until the 2025 Annual Meeting and until their respective successors are elected and qualified. The following nominees were elected to the Company’s Board, with the voting results for each nominee as shown:

Name	For	Withheld	Broker Non-Votes
June Almenoff, M.D., Ph.D.	329,821	4,959	—
Mitchell Chan	328,930	5,850	—
Jonathan Goldman, M.D.	329,830	4,950	—
Aaron Kantoff	329,825	4,955	—
Gilla Kaplan, Ph.D.	328,758	6,022	—
Garry Neil, M.D.	330,024	4,756	—
Samantha Truex	329,988	4,792	—

2.The approval, for purposes of Rule 5635 of The Nasdaq Stock Market LLC, of the issuance of shares of the Company’s common stock (i) in exchange for the outstanding shares of the Company’s Series C Non-Voting Convertible Preferred Stock (the “Series C Preferred Stock”), (ii) upon the exercise of the warrants to purchase shares of the Company’s common stock issued on March 28, 2024, and (iii) as possible payment for the milestone obligations to the former stockholders of AlmataBio, Inc. This proposal was approved by the votes indicated below:

For	Against	Abstain	Broker Non-Votes
140,495	17,857	5,428	262,249

3.Proposal 3: To approve the Avalo Therapeutics, Inc. Fourth Amended and Restated 2016 Equity Incentive Plan. This proposal was approved by the votes indicated below:

For	Against	Abstain	Broker Non-Votes
300,035	29,250	5,495	262,249

4.Proposal 4: To approve the Avalo Therapeutics, Inc. 2016 Amended and Restated Employee Stock Purchase Plan. This proposal was approved by the votes indicated below:

For	Against	Abstain	Broker Non-Votes
305,836	24,624	4,320	262,249

5.Proposal 5: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. This proposal was approved by the votes indicated below.

For	Against	Abstain	Broker Non-Votes
588,477	3,739	4,813	—

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description

10.1	Avalo Therapeutics, Inc. Fourth Amended and Restated 2016 Equity Incentive Plan.

10.2	Avalo Therapeutics, Inc. Amended and Restated 2016 Employee Stock Purchase Plan.

104	The cover pages of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALO THERAPEUTICS, INC.

Date: August 14, 2024	By:	/s/ Christopher Sullivan
Christopher Sullivan
Chief Financial Officer

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